Exhibit 99.1

atai Life Sciences Reports Second Quarter 2025 Financial Results
and Recent Corporate Updates

Planned strategic combination with Beckley Psytech expected to solidify position as global leader in transformative, psychedelic-based mental health therapies with a short time in-clinic

•	Reported positive topline data from the core, blinded stage of the Phase 2b clinical trial of BPL-003 (intranasal mebufotenin benzoate) in patients with treatment-resistant depression (TRD)
o	BPL-003 met its primary and all key secondary endpoints, and demonstrated rapid, robust and durable antidepressant effects for up to 8 weeks with a single dose
•	Topline data from the eight-week open-label extension stage of the Phase 2b clinical trial of BPL-003 is expected in the third quarter of 2025
•	On track to submit End-of-Phase 2 meeting request to the U.S. Food and Drug Administration (FDA) in the third quarter of 2025
•	Cash, cash equivalents, short-term securities, public equity holdings, and digital assets expected to fund combined company operations into the second half of 2027

NEW YORK and AMSTERDAM, August 14, 2025 – atai Life Sciences (NASDAQ: ATAI) (“atai” or “Company”), a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes, today announced second quarter 2025 financial results and provided corporate updates.

“The first half of 2025 has been transformational for atai as we continue to advance our mission,” stated Srinivas Rao, M.D., Ph.D., Chief Executive Officer and Co-founder of atai. “The planned strategic combination with Beckley Psytech is expected to solidify our position as the global leader in the psychedelic mental health space. By combining our experienced teams and psychedelic expertise as well as adding a late-stage, clinically-validated asset like BPL-003 to our pipeline of wholly owned psychedelic programs - which includes VLS-01 and EMP-01 in Phase 2 clinical development - we are accelerating our ability to bring novel, effective treatments to patients in need. The recent positive Phase 2b results for BPL-003 highlight its potential as a differentiated, fast-acting, and durable option for treatment-resistant depression that aligns with the established 2-hour interventional psychiatry treatment paradigm. With multiple clinical milestones on the horizon, we are confident in our ability to drive long-term value for both patients and shareholders.”

“The second quarter marks a pivotal moment for atai and the broader psychedelic sector,” stated Christian Angermayer, Co-founder and Chairman of atai. “The continued momentum in scientific validation, regulatory landscape and investor support underscores the growing recognition of psychedelics as a transformative approach to mental health care. Our recent fundraises, totaling nearly $140 million so far this year, reflect strong confidence in our strategy and enable us to advance our pipeline with the urgency this mental health crisis demands.”

Recent Clinical Highlights and Upcoming Milestones
BPL-003: Intranasal mebufotenin (5-MeO-DMT) benzoate for treatment-resistant depression (TRD) (via strategic investment in Beckley Psytech)
•	Reported positive topline results from the eight-week core phase of the randomized, quadruple-masked, global Phase 2b clinical study of BPL-003 in 193 patients with TRD.
o	Study met its primary and all key secondary endpoints, and BPL-003 demonstrated rapid, robust and durable antidepressant effects for up to 8 weeks with a single dose
o
BPL-003 was generally well-tolerated at all doses, with 99% of treatment-emergent adverse events in the eight-week core phase being mild or moderate, and no drug-related serious adverse events or suicide-related safety signals

o	Majority of patients were deemed ready for discharge at the 90 minutes post-dose assessment
o	The Phase 2b study is the largest ever controlled study of mebufotenin and the only blinded Phase 2 study of mebufotenin to include sites in the United States
o	Safety and efficacy data support the selection of the 8 mg dose to advance into Phase 3 clinical development, pending consultation with regulatory authorities
•	Topline data from the eight-week open-label extension (OLE) stage of the Phase 2b clinical trial of BPL-003 is expected in the third quarter of 2025.
•	Topline data from the open-label Phase 2a two-dose induction model study of BPL-003 expected in the third quarter of 2025.
•	On track to submit End-of-Phase 2 meeting request to the U.S. Food and Drug Administration (FDA) in the third quarter of 2025.

VLS-01: Buccal film dimethyltryptamine (DMT) for TRD
•
VLS-01 is an investigational proprietary oral transmucosal film formulation of DMT applied to the buccal surface, designed to fit within the established two-hour interventional psychiatry treatment paradigm.

•
Due to slower-than-anticipated site activation and recruitment in Elumina, the Phase 2, multicenter, double-blind, randomized, placebo-controlled trial of VLS-01 in patients with TRD, topline data is now anticipated in the second half of 2026.

EMP-01: Oral R-enantiomer of 3,4-methylenedioxy-methamphetamine (R-MDMA) for social anxiety disorder (SAD)
•
EMP-01 is an oral formulation of R-MDMA that demonstrated unique, dose-dependent subjective effects in a Phase 1 trial that was generally found to be more similar to classical psychedelics than to racemic MDMA.

•
Continued to enroll patients into the exploratory, randomized, double-blind, placebo-controlled Phase 2 study of EMP-01 to assess the safety, tolerability and efficacy in ~60 adults with SAD. Topline data are anticipated in the first quarter of 2026.

Novel 5-HT2A Receptor Agonists (including the discovery of non-hallucinogenic neuroplastogens)

•
Novel 5-HT2A receptor agonists were discovered that maintain non-hallucinogenic potential based on their inability to fully-substitute for a traditional psychedelic in rodent drug discrimination studies. These differentiated 5-HT2A receptor agonists are being further optimized and studied in a series of animal models to assess therapeutic potential.

Inidascamine (formerly RL-007): Pro-cognitive neuromodulator for cognitive impairment associated with schizophrenia (CIAS) (via strategic investment in Recognify Life Sciences)
•
Recognify Life Sciences announced initial findings from the Phase 2b clinical trial of inidascamine. While both active treatment groups showed numerical improvements in cognitive and functional measures compared to placebo, the primary endpoint was not met with statistical significance.

•	Recognify Life Sciences plans to analyze the full data set and evaluate strategic options for inidascamine based on the totality of data.
•	As previously communicated, atai intends to allocate its resources to its wholly owned pipeline of transformative psychedelic product candidates focused on affective disorders.

Corporate Updates
•
Planned strategic combination between atai Life Sciences and Beckley Psytech Limited to create a global leader in short in-clinic psychedelic-based mental health therapies is expected to progress to shareholder approval stage in the fourth quarter of 2025.

•	Initiated the process to move our corporate domicile to the US to simplify our corporate structure to gain operational and cost efficiencies.

Consolidated Financial Results
Cash, cash equivalents, and short-term securities: As of June 30, 2025, the Company had cash, cash equivalents and short-term securities of $95.9 million compared to $72.3 million of cash, cash equivalents, restricted cash and short-term securities as of December 31, 2024. The $23.6 million increase is primarily attributable to $89.2 million net proceeds from equity issuances and $3.9 million in proceeds from sale of equity holdings, partially offset by $31.9 million used in operations, $21.8 million payoff of Hercules debt facility and $10.0 million final draw on Beckley investment escrow. With an additional $50 million gross proceeds from committed funding announced in July, the Company expects its cash, cash equivalents, short-term securities, public equity holdings, and digital assets to fund operations for the combined company into the second half of 2027.

Research and development (R&D) expenses: R&D expenses were $11.1 million for the three months ended June 30, 2025, as compared to $12.6 million for the same prior year period. The year-over-year decrease of $1.5 million is primarily attributable to decreases in personnel-related expenses and consulting services, partially offset by higher contract research organization costs associated with our clinical programs.

General and administrative (G&A) expenses: G&A expenses for the three months ended June 30, 2025 were $14.9 million as compared to $13.4 million in the same prior year period. The year-over-year increase of $1.5 million is largely attributable to increased legal and professional service expenses in connection with the planned strategic combination with Beckley Psytech and the process to move our corporate domicile to the U.S., partially offset by decreases in personnel-related expenses.

Net loss: Net loss attributable to stockholders for the three months ended June 30, 2025, was $27.7 million as compared to $57.3 million for the three months ended June 30, 2024.

About atai Life Sciences
atai is a clinical-stage biopharmaceutical company on a mission to develop highly effective mental health treatments to transform patient outcomes. Our pipeline of psychedelic-based therapies includes BPL-003 (intranasal mebufotenin benzoate) for treatment-resistant depression (TRD), which is being advanced through a strategic investment with Beckley Psytech Limited; VLS-01 (buccal film DMT) also for TRD; and EMP-01 (oral R-MDMA) for social anxiety disorder. All three programs are in Phase 2 clinical development. We are also advancing a drug discovery program to identify novel, non-hallucinogenic 5-HT2AR agonists for TRD. These programs aim to address the complex nature of mental health providing commercially scalable interventional psychiatry therapies that can integrate seamlessly into healthcare systems. For the latest updates and to learn more about our mission, visit www.atai.com or follow us on LinkedIn.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “anticipate,” “initiate,” “could,” “would,” “project,” “plan,” “potentially,” “preliminary,” “likely,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements include express or implied statements relating to, among other things: our business strategy and plans; the potential, success, cost and timing of development of our and Beckley Psytech Limited’s product candidates, including the progress of preclinical studies and clinical trials and related milestones; risks related to the proposed transaction with Beckley Psytech Limited or the corporate redomiciliation (together, the “Proposed Transactions”); expectations regarding our cash runway; and the plans and objectives of management for future operations, research and development and capital expenditures.

Forward-looking statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, including, without limitation, (i) the Proposed Transactions may not be completed in a timely manner or at all, including the risk that any required shareholder approvals are not obtained; (ii) the failure to realize the anticipated benefits of the Proposed Transactions; (iii) the possibility that any or all of the various conditions to the consummation of the Proposed Transactions may not be satisfied or, in the case of the acquisition of Beckley Psytech, waived; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the share purchase agreement; (v) the effects of the corporate redomiciliation on trading, liquidity and the price of atai securities; and (vi) the effect of the announcement or pendency of the Proposed Transactions on atai’s ability to retain and hire key personnel, or its operating results and business generally and other important factors described in the section titled “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in atai’s other filings with the SEC. atai disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release, other than to the extent required by applicable law.

No Offer or Solicitation

This press release is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Additional Information and Where to Find It

This press release is being made in respect of the Proposed Transactions. In connection with the Proposed Transactions, a registration statement on Form S-4 will be filed (the “Registration Statement”) which will include a proxy statement of the Company (the “Proxy Statement”), as well as other relevant documents regarding the Proposed Transactions. This press release is not a substitute for the Registration Statement, the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE REGISTRATION STATEMENT, INCLUDING THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS, WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Registration Statement, including the Proxy Statement, as well as other filings containing information about the Company, when such documents become available, may be obtained at the SEC’s website (http://www.sec.gov).

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in respect of the proposed transactions contemplated by the Registration Statement, including the Proxy Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the shareholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Registration Statement, including the Proxy Statement, when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2024 and its proxy statement on Schedule 14A, dated April 21, 2025, which are filed with the SEC.

Contact Information
Investor Contact:
IR@atai.com

Media Contact:
PR@atai.com

-- Financial Statements Attached --

ATAI LIFE SCIENCES N.V.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(unaudited)		(unaudited)
Revenue	$719	$273	$2,274	$273
Operating expenses:
Research and development	11,092	12,605	22,420	24,136
General and administrative	14,900	13,397	25,497	25,952
Total operating expenses	25,992	26,002	47,917	50,088
Loss from operations	(25,273)	(25,729)	(45,643)	(49,815)
Other expense, net	(2,380)	(31,348)	(8,319)	(32,943)
Net loss before income taxes	(27,653)	(57,077)	(53,962)	(82,758)
Provision for income taxes	(93)	(19)	(249)	(15)
Losses from investments in equity method investees, net of tax	—	(273)	—	(1,974)
Net loss	(27,746)	(57,369)	(54,211)	(84,747)
Net loss attributable to noncontrolling interests	(17)	(57)	(51)	(722)
Net loss attributable to ATAI Life Sciences N.V. stockholders	$(27,729)	$(57,312)	$(54,160)	$(84,025)
Net loss per share attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	$(0.14)	$(0.36)	$(0.29)	$(0.53)
Weighted average common shares outstanding attributable to ATAI Life Sciences N.V. stockholders — basic and diluted	196,563,699	160,387,701	186,473,494	159,643,518

ATAI LIFE SCIENCES N.V.
CONDENSED CONSOLIDATED BALANCE SHEET
(Amounts in thousands)

	June 30, 2025	December 31, 2024
Assets	(unaudited)
Cash and cash equivalents	$61,940	$17,505
Securities carried at fair value	34,003	44,825
Short-term restricted cash for other investments	-	10,000
Prepaid expenses and other current assets	6,738	7,795
Property and equipment, net	2,899	2,535
Operating lease right-of-use assets, net	2,803	1,334
Other investments held at fair value	16,816	28,887
Other investments	53,947	42,079
Intangible assets, net	3,122	3,246
Goodwill	331	331
Digital assets	6,216	-
Other assets	389	850
Total assets	$189,204	$159,387
Liabilities and Stockholders’ Equity
Accounts payable	$4,039	$2,616
Accrued liabilities	14,514	9,847
Current portion of lease liabilities	437	477
Short-term convertible promissory notes and derivative liability - related party	2,466	1,150
Short-term convertible promissory notes and derivative liability	3,694	1,840
Current portion of long-term debt	-	6,374
Other current liabilities	397	2,647
Contingent consideration liabilities - related parties	110	110
Contingent consideration liabilities	212	212
Noncurrent portion of lease liabilities	2,619	732
Pre-funded warrant liabilities	13,758	-
Long-term debt, net	-	14,133
Other liabilities	3,033	2,695
Total stockholders’ equity attributable to ATAI Life Sciences N.V. stockholders	143,738	116,297
Noncontrolling interests	187	257
Total liabilities and stockholders’ equity	$189,204	$159,387